Exhibit 25(b)

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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                            _____________________________

                                       FORM T-1

                            STATEMENT OF ELIGIBILITY UNDER
                   THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                             DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305 (b)(2)_____
                          __________________________________

                                BANKERS TRUST COMPANY
                 (Exact name of trustee as specified in its charter)

                       NEW YORK                           13-4941247
            (Jurisdiction of incorporation             (I.R.S. Employer
             if not a U.S. national bank)             Identification no.)

                  FOUR ALBANY STREET
                  NEW YORK, NEW YORK                         10006
                 (Address of principal                    (Zip Code)
                  executive offices)

                              _________________________


                            CAROLINA POWER & LIGHT COMPANY
                 (Exact name of obligor as specified in the charter)


                    NORTH CAROLINA                        56-0165465
             (State or other jurisdiction              (I.R.S. employer
           of incorporation or organization)         Identification no.)

                411 FAYETTEVILLE STREET
                      RALEIGH, NC                         27601-1748
                 (Address of principal                    (Zip Code)
                  executive offices)

                               _______________________


                            SUBORDINATED DEBT SECURITIES
                         (Title of the indenture securities)


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


     ITEM  1.  GENERAL INFORMATION.

          Furnish the following information as to the Trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                            ADDRESS

          Federal Reserve Bank (2nd District)             New York, N.Y.
          Federal Deposit Insurance Corporation           Washington, D.C.
          New York State Banking Department               Albany, N.Y.

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

     ITEM  2.  AFFILIATIONS WITH OBLIGOR.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

     ITEM 16.  LIST OF EXHIBITS.

               EXHIBIT 1 -  Restated Organization Certificate of Bankers Trust
                            Company dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 28, 1994 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-79862.

               EXHIBIT 2 -  Certificate of Authority to commence business -
                            Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

               EXHIBIT 3 -  Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
                            Exhibit 3 filed with Form T-1 Statement,
                            Registration No. 33-21047.

               EXHIBIT 4 -  A copy of existing By-Laws of Bankers Trust Company, dated as amended on  September 21, 1993. -
                            Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-52359.

               EXHIBIT 5 -  Not applicable.

               EXHIBIT 6 -  Consent of Bankers Trust Company required by Section
                            321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

               EXHIBIT 7 -  A copy of the latest report of condition of Bankers
                            Trust Company dated as of December 31, 1995 - (Copy attached).

               EXHIBIT 8 -  Not Applicable

               EXHIBIT 9 -  Not Applicable

                                      SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of February, 1995.
                                             BANKERS TRUST COMPANY



                                             By      Scott Thiel
                                                ----------------------
                                                     Scott Thiel
                                                 Assistant Treasurer

     Legal Title of Bank:
     Bankers Trust Company    Call Date: 3/31/94    ST-BK: 36-4840    FFIEC 031
     130 Liberty Street                                               Page RC-1
     New York, NY  10006      Vendor ID: D          CERT: 00623

     Transit Number: 21001033                                            11

     CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
     AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

     SCHEDULE RC--BALANCE SHEET

                                                                            C400
                                                     Dollar Amounts in Thousands
     --------------------------------------------------------------------------
     ASSETS
     1.  Cash and balances due from depository       RCFD
         institutions (from Schedule RC-A):          ----

         a. Noninterest-bearing balances and
            currency and coin <F1>__________________ 0081..     2,023,000   1.a

         b. Interest-bearing balances <F2>__________ 0071..     3,680,000   1.b

     2.  Securities:

         a. Held-to-maturity securities (from
            Schedule RC-B, column A)________________ 1754..             0   2.a

         b. Available-for-sale securities (from
            Schedule RC-B, column D)________________ 1773..     3,934,000   2.b

     3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

         a. Federal funds sold______________________ 0276..     5,382,000   3.a

         b. Securities purchased under agreements to
            resell__________________________________ 0277..       133,000   3.b

     4.  Loans and lease financing receivables:

         a. Loans and leases,
            net of unearned income   RCFD
                                     ----
            (from Schedule RC-C)____ 2122..  17,269,000      . . . . . . .  4.a

         b. LESS: Allowance for
            loan and lease losses___ 3123..   1,178,000      . . . . . . .  4.b

         c. LESS: Allocated trans-
            fer risk reserve________ 3128..           0      . . . . . . .  4.c

         d. Loans and leases, net of unearned income,
            allowance, and reserve
            (item 4.a minus 4.b and 4.c)____________ 2125..    16,091,000   4.d

     5.  Assets held in trading accounts____________ 3545..    34,364,000   5.

     6.  Premises and fixed assets
         (including capitalized leases)_____________ 2145..       872,000   6.

     7.  Other real estate owned
         (from Schedule RC-M)_______________________ 2150..       272,000   7.

     8.  Investments in unconsolidated
         subsidiaries and associated companies
         (from Schedule RC-M)_______________________ 2130..       209,000   8.

     9.  Customers' liability to this bank on
         acceptances outstanding____________________ 2155..       378,000   9.

    10.  Intangible assets
         (from Schedule RC-M)_______________________ 2143..         9,000  10.

    11.  Other assets (from Schedule RC-F)__________ 2160..     7,473,000  11.

    12.  Total assets (sum of items
         1 through 11)______________________________ 2170..    74,820,000  12.

     ------------
     [FN]
     <F1> Includes cash items in process of collection and unposted debits.
     <F2> Includes time certificates of deposit not held in trading accounts.

     --------------------------------------------------------------------------
     LIABILITIES

    13.  Deposits:

         a. In domestic offices (sum of              RCON
                                                     ----
            totals of columns A and C from
            Schedule RC-E, part I)__________________ 2200..     8,291,000  13.a

                                        RCON
                                        ----
            (1) Noninterest-bearing<F1> 6631..  3,454,000    . . . . . .  13.a.1

            (2) Interest-bearing        6636..  4,837,000    . . . . . .  13.a.2

                                                     RCFN
                                                     ----
         b. In foreign offices, Edge and
            Agreement subsidiaries, and IBFs
            (from Schedule RC-E, part II)____________2200..    18,191,000  13.b

                                        RCFN
                                        ----
            (1) Noninterest-bearing<F1> 6631..    555,000    . . . . . .  13.b.1

            (2) Interest-bearing        6636.. 17,636,000    . . . . . .  13.b.2

    14.  Federal funds purchased and securities
         sold under agreements to repurchase in
         domestic offices of the bank and of
         its Edge and Agreement subsidiaries,
         and in IBFs:_______________________________ RCFD
                                                     ----
         a. Federal funds purchased_________________ 0278..     4,394,000  14.a

         b. Securities sold under agreements to
            repurchase                               0279..       384,000  14.b

                                                     RCON
                                                     ----
    15.  a. Demand notes issued to the U.S.
            Treasury________________________________ 2840..             0  15.a


                                                     RCFD
                                                     ----
         b. Trading liabilities_____________________ 3548..    20,461,000  15.b

    16.  Other borrowed money:

         a. With original maturity of
            one year or less________________________ 2332..     8,527,000  16.a

         b. With original maturity of
            more than one year______________________ 2333..     1,995,000  16.b

    17.  Mortgage indebtedness and
         obligations under capitalized leases_______ 2910..        36,000  17.

    18.  Bank's liability on acceptances
         executed and outstanding___________________ 2920..       379,000  18.


    19.  Subordinated notes and debentures__________ 3200..     1,220,000  19.

    20.  Other liabilities (from Schedule RC-G)_____ 2930..     6,792,000  20.

    21.  Total liabilities
         (sum of items 13 through 20)_______________ 2948..    70,670,000  21.

    22.  Limited-life preferred stock
         and related surplus________________________ 3282..             0  22.


     EQUITY CAPITAL

                                                     RCFD
                                                     ----
    23.  Perpetual preferred stock and
         related surplus____________________________ 3838..       250,000  23.

    24.  Common stock_______________________________ 3230..       852,000  24.

    25.  Surplus (exclude all surplus related
         to preferred stock)________________________ 3839..       498,000  25.

    26.  a. Undivided profits and capital reserves__ 3632..     2,875,000  26.a

         b. Net unrealized holding gains (losses)
            on available-for-sale securities________ 8434..        19,000  26.b

    27.  Cumulative foreign currency translation
         adjustments________________________________ 3284..      (344,000) 27.

    28.  Total equity capital
         (sum of items 23 through 27)_______________ 3210..     4,150,000  28.

    29.  Total liabilities, limited-life preferred
         stock, and equity capital
         (sum of items 21, 22, and 28)______________ 3300..    74,820,000  29.


     MEMORANDUM

     TO BE REPORTED ONLY WITH THE MARCH REPORT
       OF CONDITION.

     1.  Indicate in the box at the right the number
         of the statement below that best describes the
         most comprehensive level of auditing work
         performed for the bank by independent       RCFD          Number
         external auditors as of any date            ----          ------
         during 1993________________________________ 6724..          N/A    M.1

     1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

     2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

     3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

     4 = Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

     5 = Review of the bank's financial statements by external auditors

     6 = Compilation of the bank's financial statements by external auditors

     7 = Other audit procedures (excluding tax preparation work)

     8 = No external audit work


     ______________________

     [FN]
     <F1> Including total demand deposits and noninterest-bearing time and savings deposits.